UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2016

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 7, 2016, the board of directors (the “Board”) of AudioEye, Inc. (the “Company”), based upon the recommendation of the Compensation Committee and the Company’s outside executive compensation consulting firm, approved an extension to and modification of the existing employment contract with Dr. Carr Bettis, the Executive Chairman of the Company (the “Employment Contract”), as well as the grant of certain equity awards to Dr. Bettis under the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”). To best preserve the Company’s limited cash resources, the Employment Contract provides generally that Dr. Bettis’s base compensation is paid in the form of Restricted Stock Units (RSU’s).

In its December 7, 2016 action by written consent, the Company’s Board of Directors approved an award of RSU’s (the “Employment Contract RSU’s”) to Dr. Bettis in consideration of services Dr. Bettis rendered subsequent to June 30, 2016. The number of Employment Contract RSUs awarded was 602,620, which was determined by dividing $72,917 (the amount of compensation for the period July 1, 2016 through November 30, 2016) by $0.121, representing the 10-day average closing price of the Company’s Common Stock over the 10 trading days beginning November 17, 2016 (the “Award Pricing Methodology”). The Employment Contract RSUs of Dr. Bettis vest upon the satisfaction of both of the following conditions: (i) Dr. Bettis remains in service to the Company continuously through and until June 30, 2017, and (ii) the Company undergoes a change of control during the seven-year term of the award (the “Award Vesting Conditions”). The Board also approved the grant to Dr. Bettis of a long-term equity component of his compensation in the form of an RSU with a seven-year term representing the right to receive, subject to the terms and upon the conditions of the RSU, 250,000 shares of the Company’s Common Stock, with such number of shares to be reduced by the number of shares, if any, that are awarded to Dr. Bettis in connection with the Performance Option Unit Agreement granted Dr. Bettis in January 2016 under the 2016 Plan. This RSU is also subject to the Award Vesting Conditions.

Also on December 7, 2016, the Board, based upon the recommendation of the Compensation Committee and the Company’s outside executive compensation consulting firm, approved an increase to the base salary of Todd Bankofier, the Company’s Chief Executive Officer. Mr. Bankofier’s base annual salary was increased to $175,000. Mr. Bankofier also received a restricted stock unit award under the 2016 Plan (the “Bankofier RSUs”). The Bankofier RSUs have a seven-year term and represent the right to receive, subject to the terms and upon the conditions of the RSU award, 250,000 shares of the Company’s Common Stock, with such number of units to be reduced by the number of shares, if any, that are awarded to Mr. Bankofier in connection with the Performance Option Unit Agreement granted Mr. Bankofier in January 2016 under the 2016 Plan. The Bankofier RSUs vest under the Award Vesting Conditions.

Item 8.01	Other Events.

 From November 18, 2016 through December 6, 2016, Dr. Bettis has acquired an aggregate of 213,300 shares of the Company’s Common Stock in the open market at prices ranging from $0.1199 to $0.14 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016	AUDIOEYE, INC.

	By:	/s/ TODD BANKOFIER
Todd Bankofier, CEO